EXHIBIT 10.5

PURCHASE AND SALE AGREEMENT

by and among

Town Village Leawood, LLC,
Town Village Arlington, L.P.,
Town Village Dallas, L.P.
and
Town Village Fort Worth, L.P.,
collectively as Seller

and

ARC Cypress LLC,
a Tennessee limited liability company,
as Purchaser

EXHIBITS

Exhibit A Legal Description of the Property
Exhibit B Exceptions to Warranties and Representations
Exhibit C Form of Special Warranty Deed
Exhibit D Bill of Sale and Assignment
Exhibit E Form of Residency Agreement

Schedule I Property Information

-i-

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into by and among Town Village Leawood, LLC (“Tract One Seller”), Town Village Arlington, L.P. (“Tract Two Seller”), Town Village Dallas, L.P. (“Tract Three Seller”) and Town Village Forth Worth, L.P. (“Tract Four Seller”), and ARC Cypress, LLC, a Tennessee limited liability company ("Purchaser"), as of the Effective Date (as hereinafter defined). Tract One Seller, Tract Two Seller, Tract Three Seller and Tract Four Seller are hereinafter collectively referred to as “Seller”.

1.    Agreement. For and in consideration of the mutual benefits enjoyed by each of the parties to this Agreement and of the payment by Purchaser to Seller of One Hundred and No/100ths Dollars ($100.00) in cash, which payment shall be credited against the Consideration (as hereinafter defined) at Closing (as hereinafter defined) but which shall otherwise be nonrefundable to Purchaser, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase and accept conveyance of, the Property (as hereinafter defined) pursuant to the terms and conditions herein set forth.

2.    Property. The property which is the subject of this Agreement (collectively, the "Property") is as follows:

a.
the fee simple title in and to the four (4) tracts of land described on Exhibit A attached hereto, together with all of Seller's right, title and interest, if any, in and to all easements, tenements, hereditaments, privileges, and appurtenances, in any way belonging or relating to the same (each of said tracts being individually referred to herein as a “Tract” and being collectively referred to as the “Land”);

b.	To the extent owned by the Seller, any and all oil, gas or other minerals or mineral rights relating to such Land or to the surface or subsurface thereof;

c.	Any and all buildings, structures and other improvements presently located upon or affixed to the Land (collectively, the "Improvements");

d.
All personal property, fixtures, vehicles, buses and equipment owned by Seller which are located upon and used in connection with the ownership or operation of the Improvements or the Land (the "Personalty");

e.
All of Seller’s right, title and interest as landlord in any and all leases, occupancy agreements, residency agreements and licenses granting possessory rights in, on or covering the Land or the Improvements (the "Leases");

f.
To the extent assignable, all of Seller’s right, title and interest in, if any, and to all other agreements currently in effect that relate to the ownership, use, leasing, management, advertising, security, maintenance, or operation of the Land, Improvements or Personalty, except to the extent the same are terminable by Seller at or before the Closing with not more than thirty-one (31) days prior written notice pursuant to the terms thereof and constitute Rejected Agreements pursuant to Section 5(e) below (the "Property Agreements");

g.
To the extent assignable and relating solely to the ownership, development, use, maintenance or operation of the Land, Improvements, Personalty, Leases or Property Agreements, all of Seller’s right, title and interest, if any, in and to all (i) plans, models, drawings, specifications, surveys, engineering reports and other technical descriptions or materials that are in the possession of Seller or its representatives (the "Plans"); (ii) warranties, guaranties, indemnities and claims (the "Warranties"); (iii) certificates of occupancy, certificates of compliance (including those relating to compliance by the Property with all laws, rules and regulations governing access for the handicapped), licenses, permits, franchises and similar rights issued by any federal, state or municipal authority (the "Permits"); (iv) rights to use the name “Town Village” for the Improvements only; and (v) all other claims or causes of action in favor of or for the benefit of Seller (the "Intangibles"); and

h.
the extent assignable, all of Seller’s right, title and interest in, if any, any other tangible or intangible asset of any kind or nature primarily used in connection with the ownership or operation of the Property or the Improvements that is not specifically identified as an Excluded Asset (as hereinafter defined).

The Property includes all of the assets owned by Seller and used in the operation of the Improvements except for the following, and only the following, assets and rights of Seller (the "Excluded Assets"), which shall not be sold, transferred, assigned or delivered to Purchaser:

(a)    All cash and receivables of the Seller;

(b)    All documents, drafts and records received or prepared in connection with the planning and sale of the Property, including bids received from third-parties;

(c)    the organizational documents and other partnership records and documents having to do with the organization of each Seller; and

(d)    the rights that accrue, or will accrue, to the Seller under this Agreement   and any other agreements relating to the sale of the Property or otherwise   delivered in connection with this Agreement; and

(e)    any rights under any Intangibles that Seller may need to defend itself  from, or enforce, claims or costs arising prior to the Closing Date.

3.    Consideration. Seller agrees to accept and Purchaser agrees to pay as consideration for the sale of the Property (the "Consideration"), subject to the terms of this Agreement, One Hundred Forty-Six Million Two Hundred Eighty-Six Thousand Five Hundred and No/100ths Dollars ($146,286,500.00). The Consideration shall be allocated among the various Tracts as indicated on Exhibit A.

The Consideration (less any credits thereto provided hereby) shall be payable at Closing by wire transfer or other immediately available funds. At Closing, Purchaser shall be entitled to a credit against the Consideration for the non-refundable consideration paid to Seller pursuant to Section 1 above, and the Earnest Money (as hereinafter defined) paid to Seller in accordance with the terms of this Agreement.

Except for the liabilities, obligations or commitments specifically and expressly assumed by Purchaser in this Agreement or the Deed or the Bill of Sale, Purchaser shall not assume, or become responsible in any way for, any other liabilities, commitments or obligations of Seller, or any other liabilities or obligations that relate in any way to the Property or the ownership or operation of all or any portion of the Property prior to the Closing Date (each, an "Excluded Liability"). The Seller shall remain solely responsible for the Excluded Liabilities, and shall pay, discharge or satisfy the Excluded Liabilities as the same come due.

4.    Earnest Money.

a.
On or before the Close of Business one (1) day after the Effective Date, Purchaser shall deposit with Texas United Title, Inc., 901 South Mopac Expressway, Building One, Suite 540, Austin, Texas 78746, Attention: Deedee King (the "Title Company"), the amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) as earnest money (together with all interest accrued thereon, the "Earnest Money"). The Earnest Money shall be applied against the Consideration at Closing but shall otherwise be nonrefundable to Purchaser unless Seller defaults or breaches hereunder. Purchaser shall pay the Earnest Money in cash (by means of wire transfer). As used in this Agreement, the term "Close of Business" shall mean 5:00 p.m. in Austin, Texas on the date in question. If Purchaser fails to timely deliver the Earnest Money on or before the Close of Business on the date that the same is due and owing, Seller shall have the right to terminate this Agreement by notice thereof to Purchaser at any time prior to the receipt of such Earnest Money, and retain so much of the Earnest Money as Purchaser has delivered, as Seller's sole remedy hereunder, and thereupon this Agreement shall be null and void and neither party shall have any liability or obligation hereunder to the other.

b.
The Title Company shall hold the Earnest Money in an escrow capacity on behalf of Purchaser and Seller, in accordance with the terms of this Agreement. In the event the Closing does not occur, the Title Company shall disburse the Earnest Money in accordance with this Agreement. The Earnest Money shall be deposited by the Title Company into a separate interest-bearing account at a bank acceptable to Purchaser and Seller whose accounts are insured by the FDIC in the name of the Title Company as escrow agent for Purchaser and Seller but over which the Title Company shall have sole signature power.

5.    Purchaser's Investigation.

a.
Seller's Title. Purchaser acknowledges and confirms that it has heretofore received a Commitment of Title Insurance covering the Land prepared by the Title Company (the “Commitment”) pursuant to which First American Title Company or Fidelity National Title Insurance Company commits to issue to Purchaser an Owner’s Policy of Title Insurance (the “Title Policy”) at Closing, subject only to the following matters: (i) the standard printed exception pertaining to restrictive covenants affecting the land described or referred to therein, unless there are no such restrictive covenants, in which event such exception shall be deleted; (ii) the standard printed exception pertaining to discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments, or any overlapping of improvements; provided that, at Purchaser’s request and sole expense, the same may be modified to except only as to "shortages in area"; (iii) the standard printed exception for taxes for the year of closing and subsequent years, and subsequent assessments for prior years due to change in land usage or ownership, all of which will be assumed and paid by Purchaser; (iv) any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or any overlapping of improvements and other matters that a true, correct and complete survey would reveal; provided, that at Purchaser’s request and sole expense, such exceptions shall be modified to reflect only matters shown on the Survey; (v) all governmental regulations and restrictions, including building and zoning ordinances; (vi) subject to the provisions of Section 5(e) hereof, any covenants, conditions, reservations, exceptions and easements, and all oil, gas and mineral conveyances and leases, if any, in effect and shown of record in the county clerk's office where the Property, or any part thereof, is located, and (viii) any other title exceptions permitted as Permitted Exceptions as provided in Section 5(e) hereof (collectively, “Permitted Exceptions”). Contemporaneously with the delivery of the Commitment, the Title Company Seller shall also deliver to Purchaser legible copies of all instruments identified in the Commitment.

b.	Survey. Purchaser acknowledges and confirms that it has heretofore received a survey of each Tract (collectively, the “Survey).

c.
Documents Relating to the Property. Seller has delivered to Purchaser (or caused to be posted on Seller's restricted access website) the documents and materials, to the extent the same exist and are in Seller’s actual possession, on Schedule I attached to this Agreement. Seller shall periodically deliver updated documents and materials on Schedule I as required by Section 10.

d.
On-Site Inspections. At all times prior to the Closing or the earlier termination of this Agreement, Purchaser shall have the right, at Purchaser's expense, to conduct all on-site inspections of the Property determined by Purchaser to be necessary or appropriate to determine whether the Property is suitable for Purchaser's intended use, including, without limitation, the Phase I (but not Phase II) testing and inspection of the Property (and its subsurface) for any environmental contamination and for its suitability for development, the taking of ground water and core samples, soil tests, topographical and fault studies, and all other surveys, studies, tests and analysis desired by Purchaser. Subject to the limitations set forth herein, Seller hereby grants to Purchaser and its designated agents or contractors the right to enter upon the Property to perform such inspections, tests and other studies; provided, that (i) Purchaser shall repair any physical damage to the Property resulting therefrom; (ii) Purchaser shall and hereby does indemnify and hold Seller harmless from and against any damage, claim, cause of action, liability, cost (including, without limitation, reasonable attorneys' fees and court costs) or other obligation caused by Purchaser's entry upon or inspection of the Property; (iii) Purchaser shall not contact any tenants without Seller’s prior written consent and shall not interfere with the business or operations of any tenants at the Property, (iv) any such inspection, test or study shall be subject to written notice received by Seller at least 24 hours prior to the inspection, and (v) Seller shall have the right to have a representative present throughout any such inspection. The obligation of Purchaser to indemnify Seller under this Section 5(d) shall survive the Closing or any earlier termination of this Agreement.

e.
Notice of Objections. Purchaser has no further objections to any matters reflected on the most recent Commitment or the most recent Survey, and all such matters shall be considered "Permitted Exceptions," provided, however, that Seller shall be obligated to remove any lien securing a liquidated amount agreed to by Seller (“Monetary Liens”) from the Consideration payable at Closing.

On the Effective Date, Purchaser shall deliver a list of any and all of the Property Agreements and Brookdale Agreements (as hereinafter defined) which Purchaser desires that Seller terminate at Closing. Seller shall terminate prior to Closing any Property Agreements and Brookdale Agreements which Purchaser so elects to terminate to the extent (and only to the extent) the same are terminable upon not more than thirty-one (31) days prior written notice without the payment of any penalties or termination fees ("Rejected Agreements").

f.	Intentionally Omitted.

g.
Seller's Property Documentation. If the transaction contemplated hereby does not occur by the Closing Date, within ten (10) days after Seller's request, Purchaser shall return to Seller (at Seller's notice address provided in Section 16) all documents listed on Schedule I, Property Agreements, Brookdale Agreements and Leases (and any copies thereof) that Seller has physically delivered to Purchaser. Notwithstanding any provision of this Agreement, no termination of this Agreement shall terminate Purchaser's obligation pursuant to the foregoing sentence.

6.    Warranties and Representations of Seller. To induce Purchaser to enter into this Agreement and to purchase the Property, Seller makes the following representations and warranties, all of which are true and correct as of the Effective Date, and shall be true and correct in all material respects on the Closing Date and shall survive for one (1) year after the Closing Date:

a.	except as disclosed on Exhibit B hereto, there is no litigation for which Seller has been served relating to the Property;

b.	except as disclosed on Exhibit B hereto, Seller has received no notice (and has no other actual knowledge) of any pending or threatened condemnation or similar proceedings affecting the Property;

c.
to Seller’s actual knowledge (without inquiry or investigation), Seller has, during the period of Seller's ownership of the Property, complied with all applicable laws, ordinances, statutes, regulations, orders, rules and restrictions relating thereto, and, to Seller's actual knowledge (without inquiry or investigation), the Property and its existing and prior uses have not violated and do not violate the provisions of any applicable laws, ordinances, statutes, regulations, orders, rules or restrictions relating thereto;

d.
except as disclosed on Exhibit B hereto or in the reports delivered by Seller to Purchaser pursuant to Section 5(c) above, (i) to Seller’s actual knowledge (without inquiry or investigation), no toxic or hazardous substances or wastes (as such terms are defined under the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, or any other state or local statute or regulation) have been generated, stored, handled, disposed of, located, or released onto or from the Property in a manner or amount that is in violation of and requires remediation under applicable law, nor have any such materials or wastes been generated, stored, handled, disposed of, located or released on any real property contiguous or adjacent to the Property in a manner or amount that is in violation of and requires remediation under applicable law; and (ii) to Seller’s actual knowledge (without inquiry or investigation), the Improvements do not contain asbestos, polychlorinated biphenyls, urea, formaldehyde, lead-based paint, radon gas or underground storage tanks;

e.
Seller has full power and authority to enter into this Agreement and to assume and perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder requires no further action or approval in order to constitute this Agreement as a binding and enforceable obligation of Seller; and

f.	Seller is not a "foreign person" as that term is defined in Section 1445 of the Internal Revenue Code.

g.
Each Rent Roll (as defined on Schedule I) sets forth a true, accurate and complete in all material respects list of all Leases in effect with respect to the Property pursuant to which any person or entity leases or occupies space at the Land or in the Improvements. Seller has delivered to Purchaser true, accurate and complete copies of all such Leases. Seller has not entered into, nor does it have any knowledge of, any other agreement not set forth on the Rent Roll giving any person or entity the right to use or occupy any part of the Land or the Improvements, except Permitted Exceptions.

h.
Seller has delivered to Purchaser a complete list of all Property Agreements and all Brookdale Agreements (as hereinafter defined), and a complete copy of each Property Agreement, including any modifications thereto. Except as disclosed on Exhibit B hereto, Seller is not in material breach of, or default under, any Property Agreement. Seller has advised Purchaser that Brookdale Cypress Management LP (“Brookdale”) has entered into certain agreements that relate to the ownership, use, leasing, management, advertising, security, maintenance, or operation of the Land, Improvements or Personality (the “Brookdale Agreements”). Seller will use good faith efforts (which shall not include the payment of money) to obtain copies of the Brookdale Agreements for Purchaser's review, subject to Purchaser's execution of such confidentiality agreements as Brookdale may reasonably require. The Brookdale Agreements shall not, however, be included in, or constitute, Property Agreements. Seller represents and warrants that any Brookdale Agreements that encumbers or affects the Property in any way following the Closing or that will be binding upon the Purchaser following Closing will have been provided to Purchaser on or before the Effective Date.

i.
Seller has delivered to Purchaser a schedule setting forth the name, title, payroll and benefit data of each person employed at the Land or in connection with the ownership or operation of the Improvements by Seller or Brookdale.

j.
The Seller has made available to Purchaser the operating statements of each Seller at December 31, 2003, December 31, 2004 and through November 30, 2005 (the “Financial Statements”). The Financial Statements present fairly the results of operation for each property owned by each Seller as of the dates thereof and for the period covered thereby.

k.	Except as disclosed on Exhibit B, Seller does not have any actual knowledge of any material defect to the physical structure of any Improvement, ordinary wear and tear accepted.

As used in this Agreement, references to "Seller's knowledge" and to "Seller's actual knowledge" refers to the knowledge of Tim Clark, Kenneth Aboussie or Brent Heath, who are the individuals employed by Seller who have the best knowledge about the Property.

l.
EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DEED, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, AND THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITION THEREON (INCLUDING THE PRESENCE OF ASBESTOS) OR COMPLIANCE WITH APPLICABLE LAWS, RULES OR REGULATIONS; (ii) EXCEPT FOR ANY WARRANTIES OF TITLE CONTAINED IN THE DEED TO BE DELIVERED BY SELLER AT CLOSING, THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (iii) THE COMPLIANCE OF THE PROPERTY OR ITS

OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL OR OTHER BODY. PURCHASER ACKNOWLEDGES THAT IT WILL HAVE AN OPPORTUNITY TO INSPECT THE PROPERTY AND, THAT IT WILL BE RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. PURCHASER FURTHER ACKNOWLEDGES THAT ITS INFORMATION WITH RESPECT TO THE PROPERTY WILL BE OBTAINED FROM A VARIETY OF SOURCES, AND SELLER (x) HAS NOT MADE, AND WILL NOT MAKE, ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; AND (y) DOES NOT MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF ANY SUCH INFORMATION. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS," "WHERE IS" BASIS AND "WITH ALL FAULTS", AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, TENANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.

7.    Warranties, Representations and Covenants of Purchaser. To induce Seller to enter into this Agreement and to sell the Property to Purchaser, Purchaser represents and warrants to Seller that Purchaser has been duly authorized to enter into this Agreement on the terms and conditions of this Agreement and that this Agreement is fully binding and enforceable against Purchaser.

8.    Additional Covenants of Seller. Seller covenants and agrees as follows:

a.
Seller shall not commit waste of the Property, shall operate and manage the Property in the ordinary course and substantially the same as the Property is being operated and managed as of the Effective Date and in accordance with existing operating plans, and shall keep the Property in substantially the same state of repair and condition as its current condition, reasonable and ordinary wear and tear excepted.

b.
Seller shall keep, observe and perform its obligations under the Leases, Property Agreements, Permits, and Intangibles, and comply in all material respects with all federal, state and municipal laws, ordinances, rules, regulations, restrictive covenants and orders relating to the Property.

c.
Seller shall not sell, assign or transfer any of the Property, or remove any item of personal property from the Land or Improvements, except, in each case, for the purpose of repair or replacement or otherwise in the ordinary course of business.

d.	Seller shall not enter into any new lease, agreement or contract (other than residency agreements) or amend any existing Property Agreement, in each case except in the ordinary course of business.

e.
Seller shall not enter into any residency agreement, except pursuant to the form of residency agreement attached hereto as Exhibit E in the ordinary course of business and consistent with current rental practices.

f.
Seller shall not create, assume or permit to exist any lien, security interest, mortgage, deed of trust or encumbrance of any type, kind or nature whatsoever upon any of the Property, except for Permitted Exceptions.

g.
Seller shall not allow the levels of inventories, supplies and materials to vary materially from those customarily maintained, or defer delivery of any inventories, supplies or materials outside of the ordinary course of business.

h.	Seller shall not defer any regularly scheduled maintenance or capital replacement items, or fail to repair or replace any emergency repair item.

i.	Seller shall pay all of its material obligations and liabilities as they come due.

j.
Within twenty-two (22) days following the end of each calendar month prior to the Closing Date, and as of the Closing Date, Seller shall deliver to Purchaser a Rent Roll and operating statement that are correct, complete and accurate in all material aspects, and any updated documents or materials on Schedule I, as of the end of each calendar month and as of the Closing Date.

k.
Seller shall promptly notify the Purchaser of any fact, condition or occurrence that (i) causes or constitutes a breach of Seller's representations, warranties or covenants under this Agreement (or that would be reasonably likely to cause such a breach); and (ii) that would be reasonably likely to constitute a Material Adverse Change (as hereinafter defined).

l.
The Seller shall afford to Purchaser and its accountants, counsel and other representatives full access, upon reasonable prior notice during normal business hours during the period prior to Closing, to the Seller's personnel, properties, books, records, agreements and commitments relating to the Land and Improvements or the operation thereof (other than the Excluded Assets); provided, that such access does not unreasonably disrupt the normal operations of the Seller; provided, further that such access does not include access to Brookdale's corporate records or records maintained at Brookdale's corporate office to which Seller does not have access.

m.
After the Closing, Purchaser and Seller shall (i) use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) execute any documents, agreements or instruments of conveyance that may be reasonably necessary to carry out or consummate the transactions contemplated hereby, and (iii) cooperate with each other in connection with the foregoing.

9.    Condemnation and Casualty.

a.
In the event any proceeding should be commenced for the taking in condemnation or under the power of eminent domain of all or any substantial portion of any of the Tracts comprising the Property which after such taking would not leave sufficient property within such Tract to continue the existing use of such Tract in substantially the same manner and with the same expected economic results (a "Condemnation Proceeding"), Seller shall promptly give written notice of, and full information concerning, such Condemnation Proceeding to Purchaser and shall thereafter keep Purchaser fully informed concerning such Condemnation Proceeding. If a Condemnation Proceeding occurs prior to the Closing, Purchaser shall have the right to terminate this Agreement. Should Purchaser terminate this Agreement as a result of any such Condemnation Proceeding, the Earnest Money will be delivered to Purchaser and both parties shall be released from their obligations hereunder, except for those obligations which expressly survive the Closing or any earlier termination of this Agreement.

b.
If Purchaser does not elect to terminate this Agreement as a result of a Condemnation Proceeding, and the Property is purchased by Purchaser while such Condemnation Proceeding is pending, then Purchaser shall be substituted for Seller as a defendant in such proceeding. In the event such Condemnation Proceeding is concluded while Seller is still the owner of the Property and Seller receives the condemnation award, then the Consideration with respect to such affected Tract (based on that portion of the Consideration allocated to the affected Tract as indicated on Exhibit A) shall be reduced by the amount of the condemnation award which is attributable thereto. If Seller has not received the condemnation award at the time of Closing, then the Consideration with respect to such affected Tract shall remain unchanged, and Seller shall assign to Purchaser all of the right, title and interest of Seller in such condemnation award. Seller agrees that Purchaser shall have the right, at Purchaser's expense, to participate in any Condemnation Proceeding.

c.
Pending Closing, the risk of damage or destruction of the Property by reason of any casualty, except as a result of Purchaser’s inspection activities, shall be and remain in Seller. In the event the Improvements are partially destroyed by fire or other casualty pending the Closing and the cost associated with repairing any such damage is equal to or greater than Five Hundred Thousand and No/100ths Dollars ($500,000.00) in the aggregate for all Tracts, Seller shall immediately notify Purchaser of such damage or destruction and Purchaser shall have the option to either (i) terminate this Agreement by giving Seller written notice of such termination within five (5) days after Purchaser receives notice of such casualty from Seller, and the Earnest Money will be delivered to Purchaser and the parties hereto shall be relieved of their obligations hereunder, except for those obligations that expressly survive the Closing or any earlier termination of this Agreement; or (ii)

proceed with Closing whereupon Purchaser shall be entitled to (x) a written assignment from Seller of all insurance proceeds due Seller with respect to such casualty and (y) a credit against the Consideration equal to all deductibles or self-insured retentions under Seller’s insurance policies. In the event the Improvements are partially destroyed by fire or other casualty pending Closing and the cost associated with repairing any such damage is less than Five Hundred Thousand and No/100ths Dollars ($500,000.00) in the aggregate for all Tracts, Seller shall immediately notify Purchaser of such damage or destruction and Purchaser shall proceed with Closing, whereupon Purchaser shall be entitled to a written assignment from Seller of all insurance proceeds, if any, due Seller with respect to such casualty, together with a credit against the Consideration equal to all deductibles or self-insured retentions under Seller’s insurance policies.

10.    Closing.

a.
The consummation of the purchase and sale of the Property ("Closing") shall take place at a time and place and on a date, all of which shall be mutually agreed upon in writing (the "Closing Date") no later than the Close of Business on February 28, 2006, and the Consideration must have been received by 1:00 p.m. Texas time.

b.	At the Closing, Seller shall deliver to Purchaser (or to the Title Company in escrow for delivery to Purchaser upon consummation of the purchase and sale provided for herein) the following:

i
A Special Warranty Deed for the Land (the "Deed") executed by Seller in the form attached hereto as Exhibit C (adjusted for state law changes for Land in states other than Texas), but properly completed in accordance with this Agreement, duly acknowledged and in form for recording, which Deed shall convey to Purchaser good, indefeasible and insurable fee simple title to the Land, free and clear of all liens, encumbrances, covenants, conditions, restrictions, right-of-ways, easements and other matters affecting title, except for the Permitted Exceptions;

ii
A bill of sale and assignment (the "Bill of Sale") duly executed by Seller, in the form attached hereto as Exhibit D, but properly completed in accordance with this Agreement, conveying to Purchaser (A) the Personalty; (B) the assignable Warranties, if any; (C) the Plans, Permits, and Intangibles; (D) the Leases (together with any security deposits); and (E) Seller’s interest under the Property Agreements (other than Rejected Agreements) to be assigned to Seller hereunder; all free and clear of all liens and encumbrances except for the Permitted Exceptions;

iii	An updated Rent Roll certified as being true and correct by Seller as of the Closing Date;

iv	All certificates of title relating to vehicles that are included in this sale, and all keys and entrance cards used on any part of the Property;

v
An Owner's Policy of Title Insurance issued by First American Title Company or Fidelity National Title Insurance Company, in the face amount of the Consideration, insuring fee simple title to the Land to be in Purchaser, subject only to the Permitted Exceptions, and otherwise conforming to the requirements for the Commitment described above in Section 5(a);

vi	The originals, or certified copies, of all Leases, Property Agreements, plans, permits and warranties in Seller’s possession or control which relate to the Property;

vii	Seller's affidavit in a form reasonably acceptable to Purchaser and Seller, as required by Section 1445 of the Internal Revenue Code;

viii	Possession of the Property to Purchaser in accordance with the terms of this Agreement; and

ix
Evidence, in form and content satisfactory to Purchaser and the Title Company, that the persons executing the instruments delivered at closing on behalf of Seller have the authority to bind Seller to perform its obligations set forth therein.

c.
Upon Seller's delivery of the foregoing, Purchaser shall deliver to Seller (or to the Title Company in escrow for delivery to Seller) the remaining portion of the Consideration (less any credits to which Purchaser is entitled pursuant to the terms hereof).

d.
In addition to any other condition to the Purchaser's obligations hereunder, the obligation of the Purchaser to purchase and pay for the Property is subject to the satisfaction on or prior to the Closing Date of the following additional conditions:

(i)
no applicable law, ordinance, rule, regulation, injunction or legal restraint shall have been enacted, entered, promulgated, enforced or issued by any governmental entity or authority after the Effective Date preventing the consummation of the transactions contemplated by this Agreement (Purchaser represents and warrants to Seller that it has no actual knowledge of any such law, ordinance, rule, regulation, injunction or legal restraint that is currently in existence which would prevent Purchaser from consummating the transactions contemplated by this Agreement);

(ii)	the representations and warranties of the Seller in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date;

(iii)
the Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing;

(iv)	all management agreements relating to the Property shall have been terminated as of the Closing Date;

(v)
Purchaser shall have hired the majority of the aggregate employees at the Improvements provided that Purchaser shall have made good faith efforts to hire such employees offering wage levels and benefit packages that, on the whole, are equal or better than their existing levels;

(vi)
no Material Adverse Change shall have occurred and no event that would reasonably be expected to result in a Material Adverse Change shall have occurred. As used herein, the term "Material Adverse Change" shall mean a material adverse change in the business, assets, financial condition, operations or prospects of the businesses operated on the Land or in the Improvements.

e.
In addition to any other condition to the Seller's obligations hereunder, the obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Date of the following additional conditions:

i
No applicable law, ordinance, rule, regulation or injunction enacted, entered, promulgated, enforced or issued by any governmental entity or authority, or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

ii	The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date; and

iii
The Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing.

11.    Closing Costs.

a.
Seller agrees to pay recording fees for the recordation of the instruments conveying title to the Property; all of the cost of the Commitment, Title Policy and the Survey (excluding the costs of any modification of the survey exception or other endorsements, which shall be paid by Purchaser and any updates to the Survey; all charges for tax certificates; all charges for the preparation and recordation of any releases or instruments required to clear Seller's title for conveyance in accordance with the provisions of this Agreement; Seller's attorney's fees, except as provided in Section 14(c); and one half (1/2) of any escrow fee charged by the Title Company.

b.
Purchaser agrees to pay one half (1/2) of any escrow fee charged by the Title Company; all of the cost of any updates to the Survey; the costs of modifying the survey exception on the title insurance policy, transfer fees or taxes, documentation fees or taxes, stamp taxes, the costs of any recording fees which Seller is not obligated to pay pursuant to (a) above; and Purchaser's attorneys' fees, due diligence fees and inspection fees, except as provided in Section 14(c).

All other costs, charges and expenses in connection with the Closing shall be allocated between Purchaser and Seller as specified in this Agreement, or absent such specification, in accordance with the customary practices in the County in which the applicable Tract is located.

12.    Prorations and Credits to be Made at Closing.

a.	The following prorations and credits are to be made as of 12:01 a.m. Austin, Texas time on the Closing Date:

i
Rent. Rent received by Seller under the Leases for the month in which the Closing occurs shall be apportioned as of the Closing Date (with rent attributable to the Closing Date credited to Purchaser). With respect to any rent arrearage arising under the Leases, after Closing, Purchaser shall pay over to Seller any rent arrearage actually collected by Purchaser which is specifically applicable to the month in which Closing occurs and to any other month preceding the Closing Date. Purchaser shall use reasonable efforts to recover any rent arrearage, but shall not be required to evict any tenant. Seller shall be permitted to pursue its remedy for collection of any rent arrearages applicable to periods prior to the Closing Date, provided that Purchaser shall incur no cost, liability or expense in connection therewith, provided, further, that Seller shall not be permitted to enforce any other legal or equitable remedies specifically including commencing eviction procedures. Purchaser shall pay Seller an amount equal to all security deposits required to be held by Seller under the Leases.

ii
Tenant Charges. Where the Leases contain tenant obligations for taxes, common area expenses, operating expenses or additional charges of any other nature, and where Seller has collected any portion thereof in excess of amounts owed by tenants for such items for the period prior to the Closing Date, then there shall be an adjustment and credit given to Purchaser on the Closing Date for such excess amounts collected. Purchaser shall apply all such excess amounts to the charges owed by Purchaser for such items for the period after the Closing Date and, if required by the Leases, shall rebate or credit tenants with any remainder. If it is determined that the amount collected during Seller’s ownership period exceeded the tenants’ obligation to pay for such expenses incurred during the same period by more than the amount previously credited to Purchaser at Closing, then Seller shall promptly pay to Purchaser the deficiency upon demand after the Closing. If Seller has collected less than the entire amounts due from tenants under the Leases, Purchaser shall use reasonable efforts to collect any such deficiency from the tenants after Closing and pay over to Seller any deficiency for periods prior to Closing actually collected by Purchaser.

iii	Utility Charges. Utilities, except to the extent such utility charges are billed to and paid by tenants directly, shall be prorated based on the last full month’s bills.

iv
Real Estate Taxes and Special Assessments. General real estate taxes shall be prorated as of Closing, with taxes assessed for the Closing Date, and for subsequent assessments for periods preceding Closing due to a change in land usage or ownership, to be paid by Purchaser. If tax bills have been issued and the actual amount of general real estate taxes for the calendar year in which Closing occurs can be precisely determined as of the Closing Date, Purchaser shall receive as a credit against the Consideration, an amount equal to Seller’s prorated portion of such real estate tax amount. If tax bills have not been issued, but the tax rate for the calendar year in which the Closing occurs ("Closing Year Tax Rate") has been established, Purchaser shall receive as a credit against the Consideration, an amount equal to Seller’s prorated portion of the product of the Closing Year Tax Rate multiplied by a value to be mutually agreed upon by Seller and Purchaser. If neither the actual taxes nor the Closing Year Tax Rate have been established as of the Closing Date, then such calculation shall be accomplished by multiplying the sum of a value to be mutually agreed upon by Seller and Purchaser by the most recent tax rate available, the prorated portion of which sum shall be credited to Purchaser against the Consideration. Purchaser shall notify Seller in writing promptly after the tax bills for the year of closing are available and the actual general real estate taxes for the year of Closing will be reprorated and the parties agree to make adjustment between them if the reproration results in any difference in the amount credited to either party at Closing. The party owing money to the other party shall promptly pay such money to the other party, together with interest thereon at the lesser of two percent (2%) over the "prime rate" (as announced from time to time in the Wall Street Journal) per annum or the maximum rate allowed by law, from the date the deficiency is determined and each party is notified if payment is not made within twenty (20) days after delivery of such notification.

v
Other Apportionments. Amounts payable under the Property Agreements assigned by Seller to Purchaser hereunder, annual or periodic permit and/or inspection fees (calculated on the basis of the period covered), and liability for other Property operation and maintenance expenses and other recurring costs shall be apportioned as of the Closing Date.

vi
Preliminary Closing Adjustment. Seller and Purchaser shall jointly prepare and approve a preliminary Closing adjustment on the basis of the Leases and other sources of income and expenses, and shall deliver such computation to the Title Company prior to Closing.

vii
Post-Closing Reconciliation. If any of the aforesaid prorations cannot be definitely calculated on the Closing Date, then they shall be estimated at the Closing and definitely calculated as soon after the Closing Date as feasible. As soon as the necessary information is available, either party may at its cost conduct a post-Closing audit to determine the accuracy of all prorations made to the Consideration ("Post-Closing Audit"). Either party owing the other party a sum of money based on such subsequent proration(s) or the Post-Closing Audit shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent (2%) over the "prime rate" (as announced from time to time in the Wall Street Journal) per annum from the Closing Date to the date of payment if payment is not made within ten (10) days after delivery of a bill therefor.

b.	The provisions of this Section 12 shall survive the Closing.

13.    Indemnity.

a.
Purchaser shall and hereby does indemnify Seller against, and agrees to defend and hold Seller harmless from, any and all third party obligations, losses, liabilities, claims, suits, debts, accounts, liens or encumbrances and all costs and expenses, including reasonable attorneys' fees relating thereto, that Seller may suffer or incur and that (i) result from or relate to the Property on or after the Closing Date and/or Purchaser's ownership or operation thereof on or after the Closing Date unless Seller, rather than Purchaser, is obligated therefor under other provisions of this Agreement, or (ii) result from, or arise out of, any breach of a representation, warranty or covenant by Purchaser in this Agreement or in any conveyance document or agreement executed by Purchaser. If this Agreement is assigned to multiple Purchasers, then each such Purchaser shall only be liable under this Section 13(a) for matters relating to that portion of the Property it purchases.

b.
Seller shall and hereby does indemnify Purchaser against, and agrees to defend and hold Purchaser harmless from, any and all third party obligations, losses, liabilities, claims, suits, debts, accounts, liens and encumbrances and all costs and expenses, including reasonable attorney’s fees relating thereto, that Purchaser may suffer or incur and that (i) result from or relate to the Property prior to the Closing Date and/or Seller’s ownership or operation thereof prior to the Closing Date, (ii) relate in any way to the Excluded Liabilities, or (iii) result from, or arise out of, any breach of a representation, warranty or covenant by Seller in this Agreement or in any conveyance document or agreement executed by Seller. Each Seller shall only be liable under this Section 13(b) for matters relating to that portion of the Property it owns.

c.	The provisions of this Section 13 shall survive the Closing and any earlier termination of this Agreement.

14.    Remedies.

a.
In the event the purchase and sale of the Property is not consummated because of default by Purchaser (willful or otherwise) or in the event of any other breach or default by Purchaser hereunder, then Seller may, as its sole and exclusive remedy, terminate this Agreement and receive the Earnest Money as liquidated damages for Purchaser's breach, Seller and Purchaser hereby acknowledging that the actual damages incurred by Seller would be difficult if not impossible to accurately measure, that the Earnest Money constitutes a reasonable estimation of said damages and that the Earnest Money is not intended as a penalty. In such event, neither party hereto shall have any further rights, duties or obligations hereunder (other than the obligations hereunder which expressly are to survive the Closing or any earlier termination of this Agreement), all other damages and remedies, legal or equitable, being hereby waived by Seller.

b.
In the event of a default hereunder by Seller, Purchaser shall transmit written notice of such default to Seller and Seller shall have ten (10) days from receipt of such notice to cure such default. Should Seller fail to timely cure such default, and provided all conditions precedent to Seller’s performance hereunder have been fully satisfied, Purchaser shall be entitled, as its sole and exclusive remedy, to either (i) a return of the Earnest Money, in which event this Agreement shall be terminated and neither party shall have any further rights, duties or obligations hereunder (other than the obligations hereunder which expressly are to survive the Closing or any earlier termination of this Agreement), all other damages and remedies, legal or equitable, being hereby waived by Purchaser, or (ii) enforce specific performance of this Agreement if and only if Purchaser complies with all of the conditions set forth in the following sentences. Notwithstanding any provision in this Agreement to the contrary, it is specifically agreed and understood that Purchaser will not have the right to enforce specific performance of Seller’s obligations under this Agreement or to place a lis pendens on the Property or otherwise encumber the Property in any way until and unless: (1) Purchaser timely tenders full performance under this Agreement by delivering to the Title Company, on or before the Closing Date, fully executed originals of all documents required to be executed by Purchaser under the terms and provisions of this Agreement, together with evidence which is satisfactory to demonstrate Purchaser’s ability to close the purchase of the Property under this Agreement, which evidence shall consist of cash or an “Acceptable Financing Commitment” (hereinafter defined) or a combination of cash and an Acceptable Financing Commitment in a total amount sufficient to cover the Consideration plus all expenses which are required to be paid by Purchaser under the terms and provisions of this Agreement; (2) despite such tender of full performance by Purchaser at the Closing, Seller fails or refuses to close the transaction evidenced by this Agreement; and (3) Purchaser institutes, within thirty (30) days after the scheduled date for Closing, an action in a court with jurisdiction and in the venue specified under this Agreement (the "Court"), seeking to enforce specific performance of Seller’s obligations under this Agreement. Purchaser will be considered to have provided an “Acceptable Financing Commitment” if Purchaser provides evidence which the Court determines is adequate to establish that Purchaser had, at the time for the Closing, a written financing commitment which was: (x) issued by a lending institution which had adequate financial strength and adequate readily available funds to satisfy its obligations under the financing commitment; and (y) was in a form and with content providing adequate assurance of availability of funds for the Closing of the Property and was not subject to any material conditions or material requirements which remained unsatisfied, other than the consummation of the Closing under this Agreement.

c.
Should either party employ an attorney to enforce any provisions of this Agreement or any other document executed by such party in connection herewith, or to recover the Earnest Money, the non-prevailing party in any such action shall pay to the prevailing party all reasonable attorney's fees expended or incurred by the prevailing party in connection therewith. The provisions of this Section 14 shall survive the Closing or any earlier termination of this Agreement.

15.    Real Estate Commissions. Seller and Purchaser acknowledge and agree that CB Richard Ellis, Inc. (“CBRE”) is the only broker which may be entitled to a brokerage commission in connection with this Agreement and the transactions contemplated hereby; provided, however, nothing contained in this Agreement shall constitute any right or basis of CBRE to claim a brokerage commission against Seller or Purchaser in connection with the transactions contemplated by this Agreement (CBRE acknowledging and agreeing that same must be based upon a written document signed by Seller which is separate and distinct from this Agreement). At the Closing and only to the extent that the Closing occurs and subject to the terms of the separate and distinct writing referred to above, Seller agrees to pay any brokerage commission claimed or asserted by CBRE in connection with the transactions contemplated by this Agreement. Seller agrees to indemnify, defend and hold harmless Purchaser from and against any claim or assertion by CBRE or any third party for a brokerage commission or fee in connection with the transaction contemplated by this Agreement unless same is based upon an agreement or alleged agreement (written or oral) (other than this Agreement) executed or made by Purchaser or any affiliate, subsidiary or parent entity or Purchaser. Purchaser agrees to indemnify, defend and hold harmless Seller from and against any claim or assertion by any third party for a brokerage commission or fee in connection with the transactions contemplated by this Agreement which is based upon a written or oral agreement or alleged agreement (other than this Agreement) executed or made by Purchaser or any affiliate, subsidiary or parent entity of Purchaser. The obligations under this Section 15 shall survive the Closing or any earlier termination of this Agreement.

16.    Notices. All notices, requests or permissions required or permitted to be given to either Purchaser or Seller under the terms of this Agreement shall be sufficient if they are in writing and (a) mailed registered or certified mail, return receipt requested, (b) delivered in person, (c) delivered by the facsimile transmission, provided that the facsimile is promptly confirmed by telephone, or (d) delivered by overnight delivery via a national courier service, as follows:

To Purchaser:
ARC Cypress, LLC
111 Westwood Place, Suite 200
Brentwood, TN 37027
Attn: Chief Executive Officer
Facsimile No.: (615) 221-2269

with a copy to:
Bass, Berry & Sims, PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238-3001
Attn: T. Andrew Smith
Facsimile No.: (615) 742-2766

To Seller:
c/o Cypress Senior Living, Inc.
Cypress Real Estate Advisors, Inc.
501 South Mopac Expressway, Suite 230
Austin, Texas 78746
Attention: Mr. Kenneth Aboussie
Phone: 512-494-8510
Facsimile No.: 512-494-8519

with a copy to:
CB Richard Ellis, Inc.
600 W. Broadway, Suite 2100
San Diego, California 92101
Attention: Ms. Lisa Widmier
Phone: 619-696-8304
Facsimile No.: 619-232-2462

with a copy to:
Brett L. Hamilton
Locke Liddell & Sapp LLP
600 Travis Street, Suite 3200
Houston, Texas 77002
Phone: 713-226-1298
Facsimile No.: 713-229-2557

Mailed notices shall be deemed delivered and effective three (3) days following the date when placed in the United States mail, certified or registered mail, return receipt requested, postage prepaid, as evidenced by a valid postmark. Notices delivered by (i) personal delivery shall be effective upon delivery, (ii) overnight delivery shall be effective one (1) business day thereafter, or (iii) facsimile transmission shall be effective when sent.

17.    Assignment. Purchaser shall not have the right to assign or otherwise transfer its interest in this Agreement without the prior written consent of Seller; provided, however, that Purchaser may assign this Agreement to a partnership or limited liability company in which Purchaser or an affiliate or Purchaser is the manager. In such event, and in the event of any other approved assignment, such assignee shall assume in writing all of the obligations of Purchaser under this Agreement.

18.    Effective Date. The "Effective Date" of this Agreement shall be January 31, 2006. Execution hereof by Purchaser alone shall constitute only an offer to purchase. Upon execution of this Agreement by an authorized representative of Seller, after the execution by Purchaser and delivery of a fully executed copy hereof to Purchaser, this document shall become a binding Agreement.

19.    Miscellaneous.

a.
This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas. Proper venue for any action arising under or relating to this Agreement shall be in Harris County, Texas.

b.	Time is of the essence as to all matters contained in this Agreement.

c.
If the final day of any time period or limitation set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday recognized by the United States government or the State of Texas, then and in such event the time of such period or limitation shall be extended to the next day which is not a Saturday, Sunday or such legal holiday.

d.
This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

e.
This Agreement may not be modified or amended except by a subsequent agreement in writing signed by both Seller and Purchaser. Purchaser and Seller may, in their sole and absolute discretion, waive any of the conditions herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such condition or obligation.

f.
Except as otherwise set forth in Section 17 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, successors, legal representatives and assigns.

g.
This Agreement, including the exhibits, schedules, and attachments attached thereto (all of which shall be deemed incorporated into this Agreement by reference), constitutes the entire agreement and understanding between the parties hereto and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No statements, agreements or understandings, representations, warranties or conditions not expressed in this Agreement shall be binding upon the parties hereto, or shall be effective to interpret, change or restrict the provisions of this Agreement unless such is in writing signed by the party against whom enforcement thereof is sought.

h.
If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

i.
The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

j.	All exhibits described herein and attached hereto are fully incorporated into this Agreement by this reference for all purposes.

k.
The parties acknowledge that their attorneys have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

l.
This Agreement shall not be recorded by Purchaser. Should Purchaser record or cause a copy of this Agreement to be recorded, the same shall constitute an event of default by Purchaser, whereupon this Agreement shall terminate and the Earnest Money shall be forfeited to Seller.

m.
The obligations and undertakings of the parties hereto shall be performed within the time specified, and failure to perform within such time shall constitute an event of default on the part of the party which fails to perform.

n.
Purchaser recognizes, understands and agrees that pursuant to this Agreement it will become aware of certain confidential information regarding Seller and the ownership and operation of the Property. Purchaser agrees that, except in connection with a proceeding before a court of competent jurisdiction or other governmental or quasi governmental entity or as required by applicable law, it shall not disclose any such information to any third party or parties except to agents, employees or independent contractors advising or assisting Purchaser with the transaction contemplated hereby, potential or actual investors, potential and actual lenders of all or a portion of the Consideration and as otherwise expressly allowed pursuant to the terms and provision of this Agreement.

o.
Purchaser acknowledges that it shall be responsible for confirming the availability of, and obtaining, any and all utility capacity, water, wastewater, stormwater drainage, stormwater detention and sanitary stormwater required for the operation of the Property.

p.
Either party may consummate the purchase or sale (as applicable) of the Property as part of a so-called like kind exchange (an “Exchange”) pursuant to § 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that: (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of an Exchange be a condition precedent or condition subsequent to the exchanging party’s obligations under this Agreement; (b) the exchanging party shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (c) neither party shall be required to take an assignment of the purchaser agreement for relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange desired by the other party; and (d) the exchanging party shall pay any additional costs that would not otherwise have been incurred by the non-exchanging party had the exchanging party not consummated the transaction through an Exchange. Such right and option shall be applicable to all or any portion of the Property. Neither party shall by this Agreement or acquiescence to an Exchange desired by the other party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging party that its Exchange in fact complies with § 1031 of the Code.

q.
Except as required by applicable law, the parties (which for purposes of this Section 19(q) shall include any brokers referenced in Section 15 above) hereby agree that there shall be no public announcement or disclosure of this Agreement or the transactions contemplated hereby without the mutual consent of Seller and Purchaser as to the form, content, manner and timing of such disclosure; provided, however, that the foregoing shall not apply to disclosures by Purchaser to: (i) potential lenders; (ii) potential tenants or purchasers of all or any portion of the property; or (iii) any representatives, agents or advisers of Purchaser; provided, further, that the foregoing shall not apply to disclosures by Seller to: (i) any representatives, contractors, agents or advisers of Seller. The provisions of this Section 19(q) shall survive the Closing or any earlier termination of this Agreement.

r.
Nothing in this Agreement shall be construed or interpreted to impose any responsibility or liability on Purchaser to any third parties, whether as a successor to Seller or under any other legal or equitable principle, for any negligent or tortious acts or omissions of Seller, its lessees, managers, operators or employees, prior to the Closing Date. Seller shall retain any and all liability and responsibility to third parties for its negligent and tortious acts or omissions prior to the Closing Date. Nothing in this Agreement shall be construed or interpreted to impose any responsibility or liability on Seller to any third parties, whether as a prior owner or under any other legal or equitable principle, for any negligent or tortious acts or omissions of Purchaser, its lessees, managers, operators or employers, on or after the Closing Date. Purchaser shall retain any and all liability and responsibility to third parties for its negligent and tortious acts or omissions on or after the Closing Date.

[signatures follow on next page]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date set forth below, but shall be effective as of the Effective Date.

TRACT ONE SELLER:

TOWN VILLAGE LEAWOOD, LLC,
a Delaware limited liability company

By:        Cypress Senior Limited Partnership,
a Delaware limited partnership
Managing Member

By:   Cypress Senior Living Partner, Inc.,
a Maryland corporation
General Partner

  By:___________________________________
  Name:________________________________
  Title:_________________________________

TRACT TWO SELLER:

TOWN VILLAGE ARLINGTON, L.P.,
a Delaware limited partnership

By:   Cypress Senior Living Partner, Inc.,
a Maryland corporation
General Partner

By:___________________________________
Name:________________________________
Title:_________________________________

TRACT THREE SELLER:

TOWN VILLAGE DALLAS, L.P.,
a Delaware limited partnership

By:   Cypress Senior Living Partner, Inc.,
a Maryland corporation
General Partner

By:___________________________________
Name:________________________________
Title:_________________________________

TRACT FOUR SELLER:

TOWN VILLAGE FT. WORTH, L.P.,
a Delaware limited partnership

By:   Cypress Senior Living Partner, Inc.,
a Maryland corporation
General Partner

By:___________________________________
Name:________________________________
Title:_________________________________

BROKER:

CB Richard Ellis, Inc.

By:__________________________________
Name:_______________________________
Title:________________________________

PURCHASER:

ARC Cypress LLC,
a Tennessee limited liability company

By:___________________________________
Name:________________________________
Title:_________________________________
Date:__________________________, 2006

The undersigned, as escrow agent, hereby acknowledges receipt of a fully executed original of this Agreement. In the event the Earnest Money to be held by the undersigned in accordance with the terms of this Agreement is not received on or before the Close of Business on any date when the same is due and owing, the undersigned agrees to notify each of the parties hereto.

TEXAS UNITED TITLE, INC.

By:__________________________________
Name:________________________________
Title:_________________________________
Date:_________________________________

EXHIBIT A

DESCRIPTION OF THE PROPERTY

Tract One: a tract of land described in Exhibit “A-1” attached hereto. Consideration Allocation: $35,253,190

Tract Two: a tract of land described in Exhibit “A-2” attached hereto. Consideration Allocation: $25,613,180

Tract Three: a tract of land described in Exhibit “A-3” attached hereto. Consideration Allocation: $58,464,430

Tract Four: a tract of land described in Exhibit “A-4” attached hereto. Consideration Allocation: $26,955,700

EXHIBIT B

EXCEPTIONS TO WARRANTIES AND REPRESENTATIONS

1.
Roof and truss repair at Town Village Ridgmar in Ft. Worth (Seller agrees that the costs of such repairs, which are estimated to be $187,000 in the aggregate, are the responsibility of, and will be paid by, Seller, whether such repairs are completed before or after the Closing Date. If such repairs are not completed by the Closing Date, Purchaser shall be entitled to reasonable assurances that the unpaid costs to complete such repairs will be paid by Seller.)

2.	Town Village North - Emergency call system "dead zones." The cost of any work, if any, necessary to remedy such "dead zones" shall be the responsibility of, and will be paid by, Purchaser.

EXHIBIT C

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF _________	§

THAT, ______________________________, a __________ corporation ("Grantor"), for and in consideration of the sum of Ten and No/100ths Dollars ($10.00) in hand paid to Grantor by _____________________________, a ________________ ________________ ("Grantee"), the receipt of which is hereby acknowledged by Grantor, and other good and valuable consideration paid and agreed and secured to be paid to Grantor by Grantee in the manner set forth below, the sufficiency of which consideration is hereby acknowledged by Grantor, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto said Grantee, its successors and assigns, subject to the Permitted Exceptions described below, all of that certain real property located in __________ County, Texas, more particularly described on Exhibit A attached hereto, and all of Grantor's right, title and interest, if any, in and to all easements, tenements, hereditaments, privileges and appurtenances in any way belonging to the foregoing (collectively, the "Appurtenances"), including, without limitation, (i) any land to the midpoint of the bed of any highway, street, road or avenue, open or proposed, in front of, abutting or adjoining such land, (ii) any land lying in or under the bed of any creek, stream, bayou or river running through, abutting or adjacent to such land, (iii) any riparian, appropriative, or other water rights of Grantor appurtenant to such land and relating to surface or subsurface waters, (iv) any oil, gas or other minerals or mineral rights relating to such land or to the surface or subsurface thereof which are owned by Seller, (v) any strips, gores or pieces of property abutting, bounding or which are adjacent or contiguous to such land, and (vi) all easements, right-of-ways, rights of ingress or egress and reversionary interests benefiting such land (all such land, water rights, mineral rights, easements and other appurtenant rights being herein referred to collectively as the "Property").

This conveyance is made by Grantor and accepted by Grantee expressly subject to those matters more particularly described on Exhibit B attached hereto and incorporated herein for all purposes (the "Permitted Exceptions"), to the extent, but only to the extent, the same are valid and subsisting and affect the Property.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever; and, subject to the above described Permitted Exceptions, Grantor does hereby bind itself and its successors, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise. Notwithstanding anything contained herein to the contrary, however, with respect to the

Appurtenances, Grantor is hereby only granting, bargaining, selling and conveying all of Grantor’s right, title and interest in and to the same without warranty (whether statutory, express or implied).

This Deed is delivered pursuant to that certain Purchase and Sale Agreement dated ____________, 200__ (the “Purchase Agreement”).

EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN THE PURCHASE AGREEMENT, GRANTOR HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY ELECT TO CONDUCT THEREON, AND THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS THEREON (INCLUDING THE PRESENCE OF ASBESTOS) OR COMPLIANCE WITH APPLICABLE LAWS, RULES OR REGULATIONS; (ii) EXCEPT FOR ANY WARRANTIES OF TITLE CONTAINED IN THIS DEED, THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (iii) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL OR OTHER BODY. GRANTEE ACKNOWLEDGES THAT IT HAS INSPECTED THE PROPERTY AND IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY GRANTOR. GRANTEE FURTHER ACKNOWLEDGES THAT ITS INFORMATION WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES, AND GRANTOR (x) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; AND (y) DOES NOT MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS," "WHERE IS" BASIS AND "WITH ALL FAULTS", AND GRANTEE EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE DEEDS OF GRANTOR HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN, GRANTOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, TENANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.

Real estate ad valorem taxes and all other taxes, assessments and standby fees against the Property for the year 20____ have been prorated between Grantor and Grantee as of the date hereof, and by Grantee’s acceptance of this deed, Grantee assumes and agrees to pay prior to delinquency thereof such ad valorem taxes.

EXECUTED on this the ___ day of ____________, 20__, but effective for all purposes as of ______________, 20__.

GRANTOR:

________________________________,
a _____________________

By:_______________________________
Name:_____________________________
Title:______________________________

Address of Grantee:

_______________________________
_______________________________
_______________________________

THE STATE OF TEXAS	§
§
COUNTY OF _________	§

This instrument was acknowledged before me on _______________________, by ______________, _________ of _____________________, a________________, on behalf of said __________________.

____________________________
Notary Public in and for the
State of ___________
My Commission Expires:________

EXHIBIT A

TO SPECIAL WARRANTY DEED

Legal Description

EXHIBIT B

TO SPECIAL WARRANTY DEED

Permitted Exceptions

1.    Any discrepancies, conflicts or shortages in area or boundary lines, or any encroachments, or any overlapping of improvements, and all other matters that a true, correct and complete survey would reveal.

2.    Taxes and assessments for current and subsequent years not yet due and payable and subsequent assessments for the current and prior years due to a change in land usage or ownership.

3.    [Others to conform to final Title Commitment]

EXHIBIT D

BILL OF SALE AND ASSIGNMENT

THE STATE OF _________	§
§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF _________	§

THAT _________________________, a ____________ ("Grantor"), for an in consideration of the sum of Ten and No 100ths Dollars ($10.00) cash and other good and valuable consideration paid to Grantor by __________________________, a ______________ ___________________ ("Grantee"), the receipt and sufficiency of which are hereby acknowledged, has granted, sold, and conveyed, and by these presents does grant, sell, and convey unto Grantee, its successors and assigns, the following (collectively, the “Assigned Property”):

[Conform to finalized APA]

1.    Personal Property. All items of furniture, fixtures, vehicles, buses, equipment and tangible personal property owned by Grantor and located on or within or used in connection with the ownership or operation of the improvements located on that certain real property located in ____________ County, ______________ consisting of ________________ acres, more or less, comprised of the parcel more particularly described on Exhibit A attached hereto and incorporated herein (such land and improvements being collectively referred to herein as the "Project," and all of such items and personal property being collectively referred to herein as the "Personal Property");

2.    Leases. All of Grantor's right, title and interest as lessor or landlord in and under all leases, occupancy agreements, residency agreements and licenses agreements granting possessory rights in, on or covering the Project (the "Leases"), which leases and agreements are more particularly described on Exhibit B attached hereto;

3.    Property Agreements. All of the Grantor's right, title and interest as owner of the Project, to the extent Grantor's interest is assignable, in and to the agreements relating to the ownership, use, membership, leasing, management, advertising, security, maintenance, construction or operation of the Project or the Personal Property, which agreements are more particularly described on Exhibit C attached hereto and incorporated herein (the "Property Agreements");

4.    Intangibles. To the extent assignable and relating solely to the ownership, development, use or projected use, maintenance or operation of the Project, Personal Property, Leases or Property Agreements, all of Seller's right, title and interest in and to all (i) plans, models, drawings, specifications, surveys, engineering reports and other technical descriptions or materials that are in the possession of Grantor or its representatives (the "Plans"); (ii) warranties, guaranties, indemnities and claims (the "Warranties"); (iii) certificates of occupancy, certificates of compliance (including those relating to compliance by the Project with all laws, rules and regulations governing access for the handicapped), licenses, permits, franchises and similar rights issued by any federal, state or municipal authority and issued solely for the benefit of the Project or improvements to be constructed on the above-described land (the "Permits"); (iv) rights to use the name “Town Village” for the Project only; and (v) all other claims or causes of action (the "Intangibles"); and

5.    Miscellaneous. To the extent assignable, all of Grantor's right, title and interest in, if any, any other tangible or intangible asset of any kind or nature primarily used in connection with the ownership or operation of the Property or the Improvements that is not specifically identified as an Excluded Asset.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in that certain Purchase and Sale Agreement among Grantor (and others), as Seller, and Grantee, as Purchaser, with an effective date of January __, 2006.

TO HAVE AND TO HOLD the Personal Property, Leases, Property Agreements, Plans, Warranties, Permits, and Intangibles, together with all and singular the rights and appurtenances thereto in anywise belonging, unto the said Grantee, its successors and assigns, forever, and Grantor does hereby bind itself and its successors to WARRANT and FOREVER DEFEND title to the Personal Property, Leases, Property Agreements, Plans, Warranties, Permits and Intangibles unto said Grantee, its successors and assigns, against the lawful claims of any and all persons lawfully claiming or to claim the same or any part thereof.

This transfer is made subject only to the liens, encumbrances, and security agreements affecting the Project and/or Grantor's interest in the Project set forth on Exhibit D attached hereto and made a part hereof.

GRANTOR HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE ASSIGNED PROPERTY, INCLUDING WITHOUT LIMITATION, THE SUITABILITY THEREOF OR COMPLIANCE WITH ALL APPLICABLE LAWS, RULES OR REGULATIONS; (ii) EXCEPT FOR ANY WARRANTIES OF TITLE CONTAINED IN THIS BILL OF SALE, THE NATURE AND EXTENT OF ANY LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (iii) THE COMPLIANCE OF THE ASSIGNED PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL OR OTHER BODY. GRANTEE ACKNOWLEDGES THAT IT HAS INSPECTED THE ASSIGNED PROPERTY AND IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE ASSIGNED PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY GRANTOR. GRANTEE FURTHER ACKNOWLEDGES THAT ITS INFORMATION WITH RESPECT TO THE ASSIGNED PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES, AND GRANTOR (x) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; AND (y) DOES NOT MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE SALE OF THE ASSIGNED PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS," "WHERE IS" BASIS AND "WITH ALL FAULTS", AND GRANTEE EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE DEEDS OF GRANTOR HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN, GRANTOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, TENANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE ASSIGNED PROPERTY.

IN WITNESS WHEREOF, Grantor has executed this Bill of Sale and Assignment as of the _____ day of ___________, 20__.

GRANTOR:

___________________________________ ,
a _______________________

By:_________________________________
Name:______________________________
Title:_______________________________

THE STATE OF TEXAS	§
§
COUNTY OF _________	§

This instrument was acknowledged before me on _______________________, by ______________, ____________ of _________________, a _________________, on behalf of said ______________.

_______________________________
Notary Public in and for the
State of ____________
My Commission Expires:_________

EXHIBIT A

TO BILL OF SALE AND ASSIGNMENT

(a)    Legal Description

EXHIBIT B

TO BILL OF SALE AND ASSIGNMENT

(b)    Leases

EXHIBIT C

TO BILL OF SALE AND ASSIGNMENT

Property Agreements

EXHIBIT D

TO BILL OF SALE AND ASSIGNMENT

Permitted Encumbrances

(to follow upon review of Title Commitments)

SCHEDULE I

Property Information

Financial Information
Monthly Income Statements (Trailing 12 months)
Current Tenant Rent Rolls (“Rent Roll”)
Property Tax Annual Assessments/Property Tax Amounts
Accounts Receivable Listing
Utility Account Numbers/Deposits

Property
General Information (i.e., address, construction dates, site data, square footage)
Floorplans
Apartment Mix/List of Combined Units
Title Commitments
Existing Surveys

Operations
Residency Agreements (sample)
Monthly Billing Statement (sample)
Major Service Contracts/Warranty Agreements (with Brookdale, or with Seller)
Capital Leases
Licenses, Permits and Registrations
Governmental Notices
Certificates of Occupancy

Marketing
Marketing Brochure
Current Marketing Rents
Monthly Occupancy History (2002-2005 YTD)
Analysis/Map of Surrounding Competition
Market Demographic Overview

Environmental
Existing Environmental Reports (if available)
Existing Geotechnical Reports (if available)

Other
Description of Existing Insurance Coverage
Listing of Pending Litigation